EMRISE CORPORATION ANNOUNCES ESTIMATED DATE AND AMOUNT

OF THIRD LIQUIDATION DIVIDEND DISTRIBUTION TO STOCKHOLDERS

WOODBRIDGE, NJ – September 23, 2016 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), today announced that the Company expects to make a third liquidation dividend distribution to its stockholders totaling approximately $1,300,000, or $0.120 per share during the week of October 24, 2016 (the Distribution). When paid, the Distribution will bring the aggregate total of the three liquidation dividends paid to date to stockholders to $1.23 per share of common stock.

The Distribution is being made to stockholders of record as of the close of business on July 7, 2015, in connection with the Company’s previously announced voluntary Plan of Dissolution (Plan) that was approved by its stockholders at a special meeting held on June 25, 2015.

The Distribution includes $900,000, or approximately $0.08 per share, which is all the funds, less related escrow fees and expenses plus interest, that were on deposit in an escrow account to secure certain indemnification obligations of the Company related to the June 30, 2015 sale of the Company’s wholly owned Electronic Devices subsidiary in England, EMRISE Electronics Ltd. (EEL). The Distribution also includes an additional $400,000, or $0.04 per share, from a reduction in the estimate of future dissolution liabilities.

Subsequent distribution

At this time, EMRISE cannot determine when, or if, it will be able to make a subsequent liquidation dividend distribution to its stockholders, or the amount of any such distribution. The determination of whether any such distribution can be made could occur in the first quarter of 2017 and would depend on a variety of factors, including the timely receipt of the monies payable on the promissory note related to the February 2016 sale of its Communications Equipment subsidiary in France, CXR Anderson-Jacobson (CXR-AJ); the determination and payment of State and Federal taxes; and the payment of other costs in connection with the dissolution of the Company.

Following the Distribution, and as necessary, EMRISE intends to make additional public disclosures to provide its stockholders subsequent updates on the status of the Plan, the first of which could occur in approximately four months.

Other Information

Only holders of record of the Company’s common stock as of the close of business on July 7, 2015 will be eligible to receive distributions of funds from the sale of the Company’s assets, in connection with the Company’s dissolution.

For a detailed description of the Plan and the matters relating to it, stockholders are encouraged to read carefully the Company’s news release dated June 30, 2015, its Form 8-K filed with the Securities and Exchange Commission (SEC) on July 1, 2015, and the Proxy Statement it mailed to stockholders beginning May 11, 2015.

Details of the sale of EEL are contained in the Company’s news releases disseminated on June 30, 2015 and March 23, 2015, in its Proxy Statement mailed to stockholders beginning May 11, 2015 and in Forms 8-K filed with the SEC. Details of the sale of CXR-AJ are contained in the Company’s news releases disseminated on February 18, 2016 and December 28, 2015, and in Forms 8-K filed with the (SEC).

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transaction and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Distribution or the Company’s dissolution and related transactions pursuant to the Plan.

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